Exhibit 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of the Humana Retirement and Savings Plan on Form S-8
(File No. 33-49305), of our report dated June 5, 1998 on our audits of the financial statements and supplemental schedules of the Humana Retirement and Savings Plan as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 11-K.


COOPERS & LYBRAND L.L.P.

Louisville, KY
June 29, 1998